EXHIBIT 23.18

August 11, 2016

CONSENT OF NATASHA VAZ

United States Securities and Exchange Commission

I, Natasha Vaz, P. Eng., hereby consent to the use of and reference to my name, and the inclusion and incorporation by reference in the registration statement on Form F-3 of Tahoe Resources Inc. of the information derived from the following technical reports:

•

43-101 Technical Report, Updated Mineral Reserve Estimate for Timmins West Mine and Initial Resource Estimate for the 144 Gap Deposit, Timmins, Ontario, Canada dated February 29, 2016, with an effective date of December 31, 2015;

•	NI 43-101 Technical Report, Updated Mineral Reserve Estimate For Bell Creek Mine, Hoyle Township, Timmins, Ontario, Canada dated March 27, 2015, with an effective date of December 31, 2014;

(collectively, the “Technical Reports”)

and all other references to the Technical Reports included or incorporated by reference in the registration statement on Form F-3 of Tahoe Resources Inc.

Yours truly,

/s/ Natasha Vaz
Natasha Vaz, P. Eng.